WILLIAM R. HULSEY

                           CERTIFIED PUBLIC ACCOUNTANT
                               2117 FORSYTHE AVENUE
        MEMBER                   MONROE, LOUISIANA         MAILING ADDRESS
  AMERICAN INSTITUTE OF
CERTIFIED PUBIIC ACCOUNTANTS                               P. 0, BOX 2259
  SOCIETY OF LOUISIANA                                MONROE, LOUISIANA 71207
CERTIFIED PUBLIC ACCOUNTANTS                               (318) 362-9900
                                                         FAX (318) 362-9993





April 15, 1999



The Biltmore Group of Lousisana LLC.
507 Trenton Street
West Monroe, LA  71291

Dear Sirs:

I, William R. Hulsey serve as the accountant for The Biltmore Group of Louisiana, L.L.C. and do hereby give permission to use my name and/or values concerning the audited financial statements dated December 31, 1998 in the registration statement on Form SB-2 of The Biltmore Group of Louisiana, L.L.C.

Respectively Submitted,

/S/WILLIAM R HULSEY

William R Hulsey
Certified Public Accountant


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